UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2015, the Board of Directors of Affymetrix elected Riccardo Pigliucci to the Board of Directors of the Company and appointed Mr. Pigliucci a member of its Compensation Committee.  Mr. Pigliucci will participate in the Company’s compensation program for non-employee directors, as amended, including an annual retainer of $45,000, and an initial award of options to purchase 30,000 shares of the Company’s common stock, which will vest and become exercisable in equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Pigliucci’s continued service on the Board through each vesting date.

Mr. Pigliucci has served as the Managing Partner of Aldwych Associates, LLP, a management and technology consulting partnership since 2006.  Prior to joining Aldwych Associates, LLP and since 2005, he served as an independent consultant.  Mr. Pigliucci was Chairman and Chief Executive Officer of Discovery Partners International, Inc., a supplier of equipment and services to the drug discovery market from 1998 until 2005.  Mr. Pigliucci currently serves as Chairman of the Board of Directors of Medaphor PLC.  The Board of Directors values Mr. Pigliucci’s experience in the life sciences and healthcare equipment industry.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Affymetrix, Inc. (“Affymetrix”) was held on May 13, 2015.  68,468,858 shares of Affymetrix common stock were present at the Meeting, representing 88.72% of a total of 77,177,843 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the six nominees as directors of Affymetrix:

	For	Against	Abstain
Jami Dover Nachtsheim	54,376,370	184,786	48,499
Frank Witney, Ph.D.	54,484,255	80,680	44,720
Nelson C. Chan	54,421,371	139,635	48,649
Gary S. Guthart, Ph.D.	54,442,010	139,996	47,649
Merilee Raines	54,498,928	62,602	48,125
Robert H. Trice, Ph.D.	54,455,599	106,974	47,082

Consequently, all nominees were elected to the Board of Directors by the stockholders of Affymetrix.

2.	With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Affymetrix for the fiscal year ending December 31, 2015:

For	Against	Abstain
67,923,863	429,457	115,538

3.	With respect to the approval of the Amended and Restated 2000 Equity Incentive Plan:

For	Against	Abstain
51,726,349	2,822,679	60,627

4.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain
53,398,138	1,110,894	100,623

Item 8.01	Other Events

On May 14, 2015, Affymetrix issued a press release announcing that it had acquired certain assets of Eureka Genomics Corporation pursuant to an Asset Purchase Agreement dated May 13, 2015, between the Company and Eureka Genomics Corporation.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Siang H. Chin.
	Name:	Siang H. Chin.
	Title:	Senior Vice President, General Counsel
and Secretary

Dated: May 15, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 14, 2015